EXHIBIT 10.5


                               AGREEMENT OF LEASE

                                SCHEDULE OF TERMS

LANDLORD                  WESTLAKE DEVELOPMENT COMPANY, INC.
                          520 South El Camino Real, Suite 900
                          San Mateo, CA 94402
                          Phone: (650) 579-1010


TENANT:                   FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

TENANT ADDRESS:           975 El Camino Real
                          South San Francsico, CA  94080
                          Phone: (650) 875-4864

PREMISES:                 520 S. El Camino Real, Suite 430, San Mateo, CA 94402

SQUARE FOOTAGE:           Approximately 2,242 rentable square feet
                          Percentage of rentable square feet:  2.68%

USE:                      General Office

LEASE TERM:               Three (3) Years
                          Term commences:    June 16, 2000
                          Term Expires:      June 15, 2003

BASE RENT:                Refer to Rent Schedule set forth below

SECURITY DEPOSIT: $8,071.20

DATE:                     April 13, 2000


The provisions set forth above in the Schedule of Terms are part of the Lease Agreement between Landlord and Tenant, and subject to the covenants, terms and conditions of lease which are hereinafter set forth. Each reference hereafter to any of tilt provisions contained in the Schedule of Terms shall be construed to incorporate all of the terms provided under each such provision to the extent the context shall so require. In the event more than one person is identified as "Tenant" in the Schedule of Terms, references to "Tenant" hereinafter shall refer, jointly and severally to each of them.

RENT SCHEDULE:            Months 06/16/00 - 05/31/01:        $7,622.80 Monthly
                          Months 06/01/01 - 05/31/02:        $7,847.00 Monthly
                          Months 06/01/02 - 06/15/03:        $8,071.20 Monthly

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

ARTICLE      SECTION           DESCRIPTION                              PAGE NO.

                               SCHEDULE OF TERMS                               i

  I                            GRANT PREMISES AND TERM                         1
              1.01             Description                                     1
              1.02             Term                                            1
              1.03             Delivery of Possession                          1
              1.03.5           Nondelivery of Possession                       1
              1.04             Condition and Care of Premises                  1

  II                           RENT                                            1
              2.01             Monthly Rent                                    1
              2.02             Rental Adjustment                               1
              2.03             Late Charge                                     2
              2.04             Operating Costs                                 2
              2.05             Security Deposit                                3
              2.06             Interest on Delayed Payments                    3
   II                          SERVICES AND UTILITIES                          3
              3.01             Services and Utilities                          3

  IV                           ALTERATIONS AND IMPROVEMENTS                    4
              4.01             Alterations                                     4
              4.02             Mechanics' Liens                                4
              4.03             Signs                                           4
              4.04             Identity                                        4

  V                            CONDUCT OF BUSINESS                             5
              5.01             Use of Premises                                 5
              5.02             Common Areas                                    5
              5.03             Insurance Prohibition                           5
              5.04             Waste or Nuisance                               5
              5.05             Personal Property Taxes                         5

  VI                           INDEMNITY AND INSURANCE                         5
              6.01             Indemnity                                       5
              6.02             Liability Insurance                             5
              6.03             Personal Property Insurance                     5
              6.04             Other Insurance Matters                         6
              6.05             Waiver of Subrogation                           6

  VII                          DAMAGE AND DESTRUCTION                          6
              7.01             Destruction of Premises                         6
              7.02             Abatement of Rent                               6
              7.03             Other Damage and Destruction Matters            6
              7.04             Waiver                                          7

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

  VIII                         ASSIGNMENT, SUBLETTING AND SUCCESSORS           7
              8.01             Assignment & Subletting                       7-8
              8.02             Estoppel Certificate                            9
              8.03             Subordination                                   9
              8.04             Transfers by Landlord                           9
              8.05             Attorney-in-Fact                                9
              8.06             Successors                                      9

  IX                           DEFAULT AND REMEDIES                            9
              9.01             Events and Default By Tenant                    9
              9.02             Remedies of Default                          9-10
              9.03             Waiver                                         10
              9.04             Attorney's Fees                                10
              9.05             Holding Over                                   11
              9.06             Expenditures by Landlord                       11

  X                            CONDEMNATION                                   11
              10.01            Taking of Premises                             11
              10.02            Waiver                                         11
              10.03            Sale In Lieu of Condemnation                   11

  XI                           SURRENDER                                      11
              11.01            Surrender at End of Term                       11
              11.02            Voluntary Surrender                            11

  XII                          MISCELLANEOUS                                  12
              12.01            Access by Landlord                             12
              12.02            Rules and Regulations                          12
              12.03            Time                                           12
              12.04            Entire Agreement                               12
              12.05            Notices                                        12
              12.06            Captions                                       12
              12.07            Brokers Commissions                            12
              12.08            Applicable Law                                 12
              12.09            Force Majeure                                  12
              12.10            Partial Invalidity                             12
              12.11            Tense, Number & Gender                         12
              12.12            Tenant Improvements                            13
              12.13            Parking                                        13
              12.14            Square Footage                                 13
              12.15            Attachments                                    12
                               Rider A                                     14-15

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

                                  OFFICE LEASE

     THIS LEASE is made of the date specified in the Schedule of Terms between WESTLAKE DEVELOPMENT COMPANY, INC., a California Corporation. ("Landlord'), and the tenant specified in the Schedule of Terms, ("Tenant"), upon the following terms and conditions:

                    COVENANTS, TERMS AND CONDITIONS OF LEASE

                                    ARTICLE 1

                           GRANT OF PREMISES AND TERM

SECTION 1.01 DESCRIPTION: Landlord leases to Tenant, and Tenant hires from Landlord, subject to the terms. covenants, and conditions herein set forth. that certain office space described in the Schedule of Terms above ("Premises"). The parties agree that the Premises contain the approximate number of square feet set forth in the Schedule of Terms, and are commonly known by the Office or Suite Number entered in the Schedule of Terms. The entire area of which the Premises are a part is the building known as The Westlake Building, 520 South El Camino Real, San Mateo, CA 9440~ and is referred to in this Lease as the " Building."

SECTION 1.02 TERM: The term of this lease shall be for the period sec forth in the Schedule of Terms (Unless sooner terminated pursuant to ally provision hereof). The dare on which the term commences, as set forth in the Schedule of Terms, is referred to herein as the "Commencement Date."

SECTION 1.03 DELIVERY OF POSSESSION: Tenant agrees that in the event of the inability of Landlord for any reason to deliver possession of the Premises to Tenant on the scheduled commencement date set forth above, Landlord shall not be liable for any damage thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder, but in such case Tenant shall not be obligated to pay rent or other monetary sums until possession of the Premises is rendered to Tenant; provided, that if the delay in delivery of possession exceeds sixty (60) days, then the expiration date of the term of the Lease shall be extended by the period of time computed from the scheduled Commencement Date to the date possession is tendered. In the event Landlord shall not have delivered possession of the Premises within six (6) months from the scheduled Commencement Date, then Tenant al its option, to he exercised within thirty (30) days after the end of said six (6) month period, may terminate this Lease and upon Landlord's return of any monies previously deposited by Tenant, the parties shall have no further rights or liabilities toward each other. Tenant's election to terminate may be exercised only by written notice pursuant to Section 12.05. The provisions of Subdivision (1) of
Section 1932 of the California Civil Code shall not apply to this Lease, and the Tenant waives the benefit of such provisions.

SECTION 1.03.5 NONDELIVERY OF POSSESSION: If for any reason Lessor cannot deliver possession of the premises to Lessee, Lessor shall not be subject to any liability therefor.

SECTION 1.04 CONDITION AND CARE OF THE PREMISES: Tenant's taking possession of the Premises shall constitute Tenant's acknowledgment that the Premises are in good condition, are as represented, and are satisfactory to Tenant in all material Respects. The Tenant will take good care of the premises, fixtures and appurtenances, and all alterations. additions, and improvement To either; will suffer no waste or injury, will execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the premises or to the Tenant's occupation thereof, of any lawful authority and/or the Board of Fire Underwriters of the Landlord's insurer; will repair at or before the end of the

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
term, all injury done by the installation or removal of furniture and property and at the end of the term will quit and surrender (he premises in good order and condition, subject to normal wear and tear.

                                   ARTICLE II

                                      RENT

SECTION 2.01 MONTHLY RENT: Tenant agrees to pay Landlord, Westlake Development Company, Inc., at 520 South El Camino, Real. Suite 900, San Mateo. California or at such other place as may be designated from time to time in writing by Landlord, without any prior demand therefor. in advance on the first day of each calendar month of the term hereof, without reduction or offset. and subject to adjustment as provided in Section 2.02, the sum set forth in the Schedule of Terms as monthly rent. Monthly rent shall be paid on the execution of this Lease. Monthly rent for any portion of a month in which the Commencement Date occurs shall be paid on the Commencement Date, Monthly rent for any partial month shall be prorated at the rate of one-thirtieth (1/30) of the monthly rent per day. Landlord shall have the right to accept all rent and other payments and to negotiate checks in payment thereof without any waiver of Rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent hereunder shall be deemed paid to Landlord when received by Landlord, or its designee, at Landlord's address. or at such other address as Landlord shall have designated.

SECTION 2.02   RENTAL ADJUSTMENT: Base Rent shall be increased as of the third
(3rd) anniversary of the commencement of the term of this Lease and every other three (3) years thereafter during the term hereof by the percentage of increase, if any, shown by The "Consumer Price Index for the U.S. and Selected Areas for Urban Wage Earners and Clerical Worker, All items (1967 - 100)," Published by the United States Department of Labor, Bureau of Labor Statistic, for the San Francisco, Oakland area (the "Adjusting Index") as compared with the Consumer Price Index for the calendar month immediately preceding the commencement of the term Hereof: (The monthly rent for the following three years shall be set by multiplying the monthly rent for the calendar month Immediately preceding the effective date of the adjustment by a fraction, the numerator of which is the Extension Index and the Denominator of which is the Beginning Index) provided, however, that in no event shall the then current Base Rent be decreased.

If any adjustment date shall occur on other than the first (1st) day of any calendar month, the current Base Rent as the first (1st) day of Such month shall be paid on such a day, and Base Rent due on the first (1st) day of the following calendar month shall be adjusted Accordingly for adjustment applicable to the portion of the prior calendar month commencing on such adjustment date. If the Adjusting Index is unavailable on the date on which the first installment of Base Rent as adjusted shall become due, Tenant shall pay The same Base Rent for such installment as the Base Rent for the preceding month, and any adjustment for the change in such installment shall be paid with Base Rent for the following month. If the Bureau of Labor Statistics ceases to use the 1967 average if 100 as the basis of calculation for the Consumer Price Index, then the Consumer Price Index shall be adjusted in accordance with the conversion formula published by the Bureau of Labor Statistics. If at the time required for the determination of the amount of any adjustment in Base Rent, the Consumer Price Index is no longer published or issued, a reliable government or other non partisan publication evaluating the information therefore used in determining the Consumer Price Index shall be used.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

SECTION 2.03 LATE CHARGE: Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and economically impractical to ascertain. Such costs include, but are not limited to, administrative expenses, processing and accounting charges, loss of interest income, and tare charges that may be imposed upon Landlord by the terms of any deed of trust covering the Premises. Tenant therefore agrees that if any installment of rent or any other payment due hereunder from Tenant to Landlord shall not be received by Landlord, or Landlord's designee, within five (5) business days after said amount is due, then Tenant shall pay to Landlord a late charge equal to ten (10%) percent of the amount of the delinquent rent or other payment. The amount of each late charge to be paid by Landlord by Tenant shall he assessed and added to the next successive monthly installment of rent due hereunder. The parties agree that such late charge represents a fair and reasonable estimate of the loss and expense to be suffered by Landlord by reason of late payment by tenant and that such late charge may lie assessed and collected by Landlord to ameliorate such loss and expense. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default and shall not relieve Tenant of the obligation to rent and other payments on or before the dare on which they are due, nor shall the provisions of this paragraph in any way prevent Landlord from exercising any of its other rights and remedies in the event (hat rent or other payments are not received buy Landlord on or before the date due. If a late charge is payable hereunder, whether or not collected, for any four (4) installments of Base Rent during any twelve (12) month period, then all further Base rent shall automatically become due and payable quarterly in advance, rather than monthly, not withstanding any provision of this Lease to the contrary.

SECTION 2.04 ADDITIONAL RENT: If, in any calendar year during the term of this Lease, operating costs, as hereinafter defined, shall be increased above those in effect during the base year, the rent shall be increased by Tenant's proportionate share of the Operating Costs. Tenant's proportionate share of the Operating Costs shall be the ratio of the total Operating Costs that the total Number of square feet in the Premises hears to the total number of leasable square feet in the Building. The parties agree that the Premises constitute the percentage of the leasable square feel in the Building that is specified in the Schedule of Terms.

         (A) OPERATING COSTS DEFINED: The term "Operating Costs" as used in this Lease shall mean all costs of any kind paid or incurred by Landlord in operating, cleaning, equipping, protecting, insuring, lighting, repairing, replacing, heating, air conditioning, maintaining, and managing the improvements, building, land, parking facility, and other areas constituting the Building. The Operating Costs shall include, without limitation, all real property (axes and general and special assessments levied and assessed against the Building, utilities, supplies, janitorial services, employees' wages, Social Security and unemployment insurance contributions, union benefits, rubbish removal, maintenance and replacement of landscaping, premiums for public liability and property damage and Fire and extended coverage insurance, and property management costs. Operating Costs shall also include without limitation all costs of maintenance, repair and replacement to buildings and improvements (other than Tenant improvement costs incurred by Landlord directly pursuant to and in connection with the making of a new lease agreement), and to equipment used in maintenance and operation; provided however, that those costs which are properly charged as capital expense shall be amortized over the period of title for which the cost is capitalized in accordance with Landlord's normal accounting practices. Should any governmental authority having jurisdiction impose a lax and/or an assessment upon or against Landlord, the Premises, or the Building, based on ownership, use, operation, rentals, income, or in any other manner, as a substitution in whole or part for, or in addition to, existing real property taxes, the same shall be included in Operating Coals as defined herein; provided, however, that Operating Costs shall not include ally net income tax assessed against Landlord.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

         (B) BASE YEAR: Base year shall mean the calendar year in which the term of this Lease commences (provided, however, that the base year shall in no event be earlier than the first full calendar year following the date of initial occupancy by the first occupant of the Building).

         (C) SUBSEQUENT YEAR: Subsequent year shall mean the calendar year following the base year, falling wholly or partly within the term of this Lease.

         (D) TENANT STATEMENT: On or before the 1st day of April of the calendar year following the base year, and on or before that day in each subsequent year, Landlord will furnish a comparative statement which shall show a comparison of all pertinent items and information applicable to the base year and to die calendar year preceding the year in which the comparative statement is submitted, and the amount, if any, of the increase in rent to be enforced as hereinafter set forth. The failure of Landlord to furnish a comparative statement for any year in accordance with this Section 2.04 shall be without prejudice to the right of Landlord to furnish comparative statements in subsequent years. In the event that Landlord shall. for any reason, be unable to furnish a comparative statement on before April 1st of any year, Landlord may, on or before such date furnish Tenant with a notice to the effect that Landlord is entitled to an increase in rent and that the provisions of this paragraph will be invoked with respect thereto. In such event, Landlord shall furnish Tenant with a comparative statement on or before the following August 1st, with the same force and effect as a comparative statement would have had, if delivered on or before April 1st of such year.

         (E) PAYMENT OF INCREASE IN RENT: The payment of any increase in rent pursuant to the provisions of this Article II, Section 2.04. shall be made as follows: On the first day of the month following the furnishing of a comparative statement, Tenant shall forthwith pay to Landlord a sum equal to one-twelfth (1/12) of Tenant's share of such increase multiplied by the number of months then elapsed commencing with January 1st of the preceding calendar year, and, in advance, one-twelfth of such share with respect tot he then current month, and thereafter, until a different comparative statement shall be submitted as above provided, the monthly installments of rent payable under this lease shall be increased by an amount equal to one-twelfth (1/12) of Tenant's share of such increase.

In the event that a comparative statement shall show, or in the event that a comparative statement. if submitted, would have shown an Increase in rent which shall be different from the rent herein reserved or from that shown by the last previous comparative statement. then the rent payable by Tenant shall he adjusted proportionately consistent with the foregoing provisions.

SECTION 2.05 SECURITY DEPOSIT: On execution of this Lease, Tenant shall provide Landlord the sum specified in the Schedule of Terms as a security deposit. That sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the term hereof. Landlord may claim out of the security deposit such amounts as are reasonably necessary to remedy the default of Tenant in the payment of rent, to repair damages to the Premises caused by Tenant, to remedy the default of Tenant with respect to any other provision of this Lease, or to pay any amount which Landlord may spend or become obligated to spend by reason of Tenant's default. If any portion of the security deposit is so used or applied. Tenant shall within five (5) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Any remaining portion of the security deposit which is not applied in the manner hereinabove described shall be returned to Tenant. or at Landlord's option to the last assignee of Tenant's interest hereunder. no later than two weeks after the termination of the lease term. In the event of the termination of Landlord's interest in (his Lease. Landlord shall either transfer the portion of the security deposit remaining after any

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
lawful deductions are made to Landlord's successor in interest, or return such portion of the security deposit to Tenant, at the option of Landlord, and in accordance with Civil Code Section 1950.7.

SECTION 2.06 INTEREST ON DELAYED PAYMENTS: If Tenant shall fail to pay, when the same is due and payable, any rent, additional rent, amounts or charges payable hereunder, such unpaid amount shall bear interest from the due date to the date of Payment at the maximum rate allowable by applicable usury law. or if there be no such rate at eighteen percent (18%) per annum.

                                   ARTICLE III

                             SERVICES AND UTILIT1ES

SECTION 3.01 SERVICES ANU UTILITIES: Subject to the provision of Article II, (all sections) Landlord shall maintain the Public and common areas of the Building including, but not limited to the lobbies, stairs, elevators (which shall provide full-time Automatic unattended (or al Landlord's option, attended) service), corridors and rest rooms in the Building, the windows in the building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition, except for damage caused by the negligent, reckless or intentional act or omission of Tenant or any of its agents. Contractors, employees or invitees, which damage shall be repaired by Tenant at its sole cost and expense Landlord reserves the right To make such changes to the public and common areas of the Project as Landlord shall determine (including, but not limited to, changes of the size, use, shape and nature thereof).

Provided that Tenant shall not be in default hereunder. and subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, and provided that Landlord shall receive the additional rent provided for in Article II above, Landlord shall furnish to the Premises during ordinary business hours or generally recognized business days, to be determined by Landlord, water and electricity suitable for the intended use of the premises, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the premises, and janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area. Landlord shall be under no obligation to provide additional or after hours hear, air conditioning or any of the other utilities or services referred to above, but it Landlord elects in provide any of same at Tenant's request, Tenant shall pay to Landlord a reasonable charge therefore as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of (he healing, ventilating and air conditioning system.

When Tenant makes any use of the Premises, including without limitation thereto. additional employees, guests or other users, installation or movement of furniture, partitions, freestanding shelving and files or other alterations, additions or improvements of the Premises (Whether or not Landlord has consented pursuant to Section 4.01 of this Lease), and installation or movement of hear generating machines or equipment, which use affects the temperature otherwise maintained by the HEATING, VENTILATION AND AIR CONDITIONING system, Landlord reserves the right to modify the system, move the thermostats, rebalance the air flows and/or Install supplementary air conditioning or heating units in the Premises and the reasonable cost thereof, including the cost of installation. operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord, in Landlord's sole discretion, shall determine

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
whether Tenant's use of the Premises has affected the temperature otherwise maintained by the HEATING, VENTILATION, AND AIR CONDITIONING system.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rent he Abated by reason of (I) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii)failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building, or Project, or (iii)the limitation curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services.

In the event of imposition of federal, state, or local government controls, rules, regulations, or restrictions on the use or consumption of Energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby.

                                   ARTICLE IV

                          ALTERATIONS AND IMPROVEMENTS

SECTION 4.01 ALTERATIONS: Without the prior written consent of Landlord, Tenant shall not make or permit to be made any alterations, additions, or improvements in, on or to the Premises or any part thereof. Upon the expiration or sooner termination of the term hereof, any alterations, additions or improvements by Tenant in, on or to the Premises, except for Tenant's movable furniture, equipment and other personal property, shall become Landlord's property and shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any alterations, additions or improvements by Tenant, same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved in advance by Landlord, and any contractor or person selected by Tenant to make same must be approved in advance by Landlord. Upon completion of any alterations, additions or improvements, Tenant shall furnish to Landlord a set of "as built" plans and specifications therefor. Tenant shall cause all such alterations, additions or improvements to be completed in a good workmanlike, diligent, prompt and expeditious manner. Notwithstanding the second sentence of this Paragraph 4.01, upon the expiration or sooner termination of the term hereof, Tenant shall, upon demand by Landlord and at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations. Additions or improvements made by or for the account of Tenant, all movable furniture, equipment and other personal property of Tenant, designated by Landlord to be so removed, and tenant shall immediately, at its sole cost and expense, repair any damage caused by such removal.

SECTION 4.02 MECHANICS' LIENS: Tenant shall keep the Premises free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Tenant shall indemnify, defend and hold Landlord harmless against any claim, demand, liability or expense on account of claims for work done or materials supplied for Tenant or persons claiming under it.

In the event Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting or a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right, but no obligation, to cause same to he released by such means as it shall deem proper including, but not limited to, payment of the claim giving rise to such lien. All such sums paid by Landlord and all expense incurred by it in connection therewith shall be considered

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
additional rent and shall be payable to it by Tenant on demand with interest at the maximum rate permitted by law. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and Completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated costs of any improvements, additions or alterations to the premises to insure Landlord and the Building from and against any liability for mechanic's or materialmen's liens and to insure completion of the work. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Building and any other party having an interest therein from mechanic's and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days' prior notice of commencement of any work on the Premises.

SECTION 4.03 SIGNS: Tenant shall not, permit or suffer any signs, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the building of which they are a part, except on the directory board to be provided by Landlord and by the entrance doors of the premises, and then only of such size, color and style as Landlord may approve. Landlord may, without liability. remove any such sign, advertisement or notice or other attachment affixed in violation of this paragraph, and Tenant agrees to pay the cost of removal.

SECTION 4.04 IDENTITY: Landlord at its cost shall place, construct and maintain (1) a directory(ies) to be located in the lobby of the Building and in such other locations. if any, as Landlord, in its sole discretion, may determine, which directory(ies) shall be for the display of the business of tenants in the Building and their respective suite numbers, and (2) if the Premises are located an a multi-tenant poor. a sign is to be located in the common area hallway at the main entrance to the Premises in such specific location as Landlord shall determine, which sign shall be for the display of Tenant's business name and suite number; provided, however, that Tenant shall notify Landlord of its business name and shall. upon demand by Landlord, pay the cost of directory sign strips bearing Tenant's business name. Landlord shall have the sole right to determine and change from time to time the type of such directory(ies) and such sign and all common Project signage, and the contents thereof including, but not limited to, size of letters, style, color and placement.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

SECTION 5.01 USE OF PREMISES: Tenant shall use the Premises solely for the business or professional office purposes Identified as the Premises use in the Schedule of Terms. Tenant shall not use or permit the Premises to be used for any other purpose Whatsoever without the prior written consent of Landlord.

SECTION 5.02 COMMON AREAS: Landlord grants to Tenant, its customers, patrons, suppliers and invitees, a nonexclusive license to use those portions of the common areas of the Building which are open to the public at all times during the term, jointly and in common areas of the Building which are open to the public al all times during the term, jointly and in common with all others entitled to the use thereof. The right to use the common areas as herein provided is subject to the rules and regulations of Landlord regarding such use.

SECTION 5.03 INSURANCE PROHIBITION: No use shall be made or permitted to be made of the Premises or acts done Thereon which will increase the existing rate of insurance on the Building or cause the cancellation of any insurance policy

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
covering the Building or any part thereof. If any act on the pan of Tenant or use of the Premises made or permitted by Tenant shall cause, directly or indirectly, any cost increase for Landlord's insurance, such additional expense shall be paid by Tenant to Landlord upon demand as additional rent. Tenant shall not permit to be kept or used in or about the Premises any article which may be prohibited by the standard form of fire and extended coverage insurance policy.

SECTION 5.04 WASTE OR NUISANCE: Tenant shall not commit or suffer to be committed any waste upon the Premises, or any public or private nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building.

SECTION 5.05 PERSONAL PROPERTY TAXES: Tenant shall pay, before delinquency, any and all taxes and assessments, licenses, fees, and public charges levied, assessed. imposed or payable during the term of this Lease upon all Tenant's fixtures, furniture, equipment, appliances or personal property installed or located in, upon or about the Premises or any part thereof.

                                   ARTICLE VI

                             INDEMNITY AND INSURANCE

SECTION 6.01 INDEMNITY: Tenant agrees to indemnify and save harmless Landlord against and from any and all claims, Demands, actions, damages, liability and expense in connection with or for loss of or damage to property or injury or death to any Person from any cause whatsoever while in, upon or about the Premises. or any such claim, demand or the like arising from or out of any occurrence in, upon or at the premises, by or on behalf of any person or persons. firm or firms, corporation or corporations. arising from Tenant's use of the premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, in or about the premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach of default on Tenant's part in the performance of any covenant or agreement on Tenant's part to be performed, pursuant to the terms of this lease, or arising from any act or negligence of Tenant, or any of it's agents, contractors. Servants, employees or licensees, and front and against all costs. counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant. as a material part of the consideration to Landlord, hereby assumes all risk of damage to property in, upon or about the premises from any source and to whomever belonging. and Tenant hereby waives all claims in respect thereof against Landlord and agrees to defend and save Landlord harmless from and against any such claims by others.

SECTION 6.02 LIABILITY INSURANCE: Tenant shall. at all times. during the term hereof. and at its own cost and expense, keep in full force and effect a policy or policies of public liability and property damage insurance with a company or companies satisfactory to Landlord with respect to the Premises and business conducted thereon by Tenant in which both Landlord and Tenant shall be named as insureds, and in which the limits of liability shall be not less than One Million Dollars ($1,000,000.00) combined single limit of liability.

Not more frequently than each three (3) years if, in the reasonable business judgment of Landlord, (he amount of public liability and Property damage insurance coverage maintained by Tenant is at that time not adequate. Tenant shall increase the insurance coverage to an amount which is determined to be adequate by Landlord in the exercise of reasonable business judgment.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

SECTION 6.03 PERSONAL PROPERTY INSURANCE: Tenant shall. at its sole cost and expense. maintain on all of its personal property tenant improvements and alterations in, upon or about the Premises an insurance policy written on an "all risk" perils basis. This policy shall be written for one hundred (100%) percent of the replacement value. The proceeds from any such policy shall he used by Tenant for the replacement of such personal property and the restoration of Tenant's improvements or alterations.

SECTION 6.04 OTHER INSURANCE MATTERS: All the insurance required under this Lease shall:

         (a) Be issued by insurance companies authorized to do business in the State of California and approved by Landlord.

         (b)   Be issued as a primary policy.

         (c) Contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties, before cancellation or change in the coverage, scope, or amount of any policy. Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the Landlord at the commencement of the term and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

         (d) Landlord shall be named as additional insured under die above noted policies.

SECTION 6.05 WAIVER OF SUBROGATION: The parties release each other and their respective authorized representatives from any claims for damage to any person or to the Premises and to the fixtures, personal property, tenant improvements and alterations by Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under ally insurance policy carried by either party and in force at the time of any such damage, to the extent of the insurance proceeds received from such policy. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right or recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease to the extent of the insurance proceeds obtained from said policy.

The provisions of this Article VI, all sections, shall survive the expiration or termination of this Lease with respect to ally claims or liability arising from events occurring prior to such expiration or termination.

                                   ARTICLE VII

                             DAMAGE AND DESTRUCTION

SECTION 7.01 DESTRUCTION OF PREMISES: In the event the building of which the premises are a part of is damaged by fire or other perils covered by extended coverage insurance the Landlord shall:

         (1) In the event of total destruction at Landlord's option, within a period of ninety (90) days thereafter, commence repair, reconstruction and restoration of said Building and prosecute the same diligently to completion, in which event this lease shall remain in full force and effect; or within said ninety (90) day period elect not to so repair, reconstruct or restore said Building, in which event, Landlord shall give Tenant written notice of its intention within said ninety (90) days period. In the Event Landlord elects not

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
to restore said Building, this lease shall be deemed to have terminated as of the date of such total destruction.

         (2) In the event of a partial destruction of the Building to an extent not exceeding twenty five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casually and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, the Landlord shall commence to proceed diligently with the work of repair, reconstruction and restoration and the Lease shall continue in full force and effect; or if such work of repair, reconstruction and restoration is such as to require a period longer than (90) days or exceed twenty five percent (25%) of the full insurable value thereof or if said proceeds will not he sufficient to cover the cost of such repairs, the Landlord may either elect to so repair, reconstruct or restore and the lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the lease shall in no event terminate. Under any of the conditions, the Landlord shall give written notice to Tenant of its intention within the period of ninety (90) days. In the event Landlord elects not to restore said Building, this lease shall be deemed to have terminated as of the date of such partial destruction.

         Upon any termination of this Lease under this Article VII, all Sections, the parties shall be released thereby without further obligation to the other from the date possession of the premises is surrendered to Landlord except for the items which have therefore accrued and are then unpaid.

SECTION 7.02 ABATEMENT OF RENT: In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this lease shall he abated proportionately in the ratio which the Tenant's use of said premises is impaired during the period of such repair, reconstruction or restoration. The Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of said premises and/or any inconvenience or annoyance occasioned by such repair, damage. reconstruction or restoration.

SECTION 7.03 OTHER DAMAGE AND DESTRUCTION MATTERS: Tenant shall not be released from any of its obligations under this Least except to the extent and upon the conditions expressly slated in this section. Notwithstanding anything to the contrary contained in this Article VII, all sections, should Landlord be delayed or prevented from repairing or restoring said damaged premises within
(1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions. inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one (1) year period.

In the event that damage is due to any cause other than those perils covered by the personal property policy referred to in Paragraph 6.03, Landlord my elect to terminate this Lease.

It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only to those portions of said Building and said premises which were originally provided at Landlord's expense; and the repair and restoration of items not provided al Landlord's expense shall be Tenant's obligation.

Notwithstanding anything to the contrary contained in this section, Landlord shall not have any obligation whatsoever to repair, Reconstruct or restore the premises when the damage resulting from any casualty covered under this section occurs during the last twelve (12) months of the last extended term.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------           ---------

SECTION 7.04 WAIVER : Tenant hereby waives any rights it may have under the provisions of California Civil Code Section 1932, subdivision 2 and Section 1933, Subdivision 4 or any successor statute thereto, regarding repair and termination after destruction of part or all of the Premises.

                                  ARTICLE VIII

                      ASSIGNMENT, SUBLETTING AND SUCCESSORS

SECTION 8.01 ASSIGNMENT AND SUBLETTING: A. Without Landlord's prior written consent, Tenant (including without Limitation any subsequent assignee or subtenant) shall not, either voluntarily or by operation of law, assign, mortgage, hypothecate or encumber this lease, or any interest in this lease, permit the use of the Premises by any person or persons other than Tenant, or sublet the Premises or any part of the Premises. Any transfer of this Lease from tenant by merger, consolidation, or liquidation, or the sale, conveyance, transfer by bequest or inheritance, or other transfer of a controlling interest in Tenant shall constitute an assignment for the purposes of this Lease. The transfer in the aggregate during the term of this Lease of more than thirty percent (30%) interest in the profits of or voting rights in Tenant shall constitute the transfer of a controlling interest. Landlord's consent to one assignment or subletting shall not constitute a waiver of the necessity for such consent to a subsequent assignment or subletting, whether by Tenant or any subsequent assignee of subtenant. Landlord's acceptance of rent or any other payment in the nature of rent from Tenant's assignee or subtenant shall not constitute or be construed as Landlord's consent to such assignment or subletting.

B. Should Tenant (including any subsequent assignee or subtenant) request Landlord's consent to an assignment of this lease, or the subleasing of any portion of the Premises, Tenant shall submit in writing to Landlord:

         (1) the name and address of the proposed assignee or sublessee and its relationship, if any with Tenant.

         (2) the terms and conditions of die proposed assignment or subleasing.

         (3) the nature and character of the business of the proposed assignee or sublessee;

         (4) banking, financial and other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assignee's or sublessee's financial responsibility; and

         (5) The sum of One Thousand ($ 1.000.00) Dollars as a transfer fee to reimburse Landlord for its expense incurred in reviewing Tenant's request.

         (6) In the event that Tenant sells, sublets, assigns or transfers this Lease and at any time receives periodic rent and/or other consideration which exceeds that tenant at that rime is obligated to pay to Landlord, Tenant shall pay to Landlord, 100% of the gross increase in such rent as such rent is received by Tenant and 100% of any other consideration received by Tenant from such subtenant or assignee in connection with such sublease or assignment and Landlord shall receive 100% of any such consideration with such assignment.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

C. Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting referred to in Tenant's request pursuant to said Article, provided that the following further conditions shall be fulfilled.

         (1) The Demised Premises shall nut. without Landlord's prior consent. have been listed or otherwise publicly advertised for assignment or subletting at a rental rate less than the prevailing rental rate for new space in the Building. However, this shall not be deemed to prohibit Tenant from negotiating or consummating a sublease al a lower rental rate, if and only if Tenant shall first have offered to sublet the space involved to Landlord for the same rents and term by notice given with or after Tenant's request for consent to the subletting or assignment. Landlord may accept such offer within thirty (30) days from receipt of such request for consent or twenty (20) days after receipt of the offer. whichever is later;

         (2) Tenant shall not then he in default hereunder beyond the lime herein provided, if any, to cure such default;

         (3) The proposed assignee or subtenant shall have a financial standing, be of character, be engaged in a business, and Proposed to use the Demised Premises in a manner in keeping with the standard in such respect of the other Tenancies in the Building;

         (4) The proposed sublessee or assignee shall not be a department or agency of the United States or the City or State of California, or an employment agency, photographic studio or public stenographer;

         (5) The character of the business to be conducted or the proposed use of the Demised Premises by the proposed assignee or subtenant shall not (a) be likely to increase Landlord's operating expenses beyond that which would he incurred for use by Tenant or for use in accordance with the standards of by Tenant or for use in accordance with the standards of use of other tenancies in the Building, (b) increase the burden of existing cleaning services or elevators over the burden prior to such proposed subletting or assignment; or (c) violate or be likely to violate any provisions or restrictions herein relating to the use or occupancy of the Demised Premises;

         (6) In case of a Subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in pan, or any part thereof suffered or permitted by' the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance;

         (7) No subletting shall end later than the Expiration Date of this Lease.

D. Every subletting hereunder is subject to the express conditions and by accepting a sublease hereunder each subtenant shall he conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to Tenant's estate in the Demised Premises, then at Landlord's election the subtenant shall either surrender the Demised Premises to Landlord within sixty (60) days of Landlord's request therefor, or attorn to and recognize Landlord as the subtenant's landlord under The sublease and the subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

E. Tenant shall furnish Landlord with a counterpart (which may be a reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
performance of all of Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or assignee which shall he in violation of any the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

F. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and Each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

G. Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee, and if the assignee is a partnership, the individual partners, shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

H. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article. Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability. damages, costs and expenses (including attorneys' fees and costs) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

I. In the event that (i) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article before assigning its interest in this Lease or subletting die Demised Premises.

J. The consent by Landlord to an assignment, or to a subletting shall nor relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

K. If Tenant's interest in this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anyone other than Tenant. Landlord may collect rent from die assignee, subtenant or occupant and apply the net amount collected to the fixed annual rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Paragraph or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further observance or performance by Tenant of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

SECTION 8.02 ESTOPPEL CERTIFICATE: Tenant agrees at any time and from time to time during the term of this Lease, within ten (10) days after demand therefore by Landlord to execute and deliver to Landlord or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate in recordable form certifying

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
that this Lease is in full force and effect, that the Lease is unmodified or if modified stating any such modifications, that there are no defenses or offsets thereto or stating such defenses or offsets as are claimed by Tenant, that Landlord has fulfilled all obligations to Tenant theretofore accruing or stating which obligations have not been fulfilled if any are claims by Tenant, that Tenant has no notice of a prior assignment, hypothecation or pledge of rents of the Lease or stating what notices have been received, and the date to which all rents have been paid.

SECTION 8.03 SUBORDINATION: Tenant agrees upon request of Landlord to subordinate this Lease and Tenant's rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any conditions, renewals, extensions, or replacement thereof, now or hereafter placed. charged or enforced against any interest of Landlord in this Lease, in the leasehold estate thereby created or in the Premises or the land, building or improvements included therein or the Building, and deliver, at Landlord's cost, at any time or from time to time upon demand by Landlord, such documents as may be required to effectuate such subordination.

SECTION 8.04 TRANSFERS BY LANDLORD: In the event of any transfer of interest hereunder by Landlord, whether by sale, foreclosure, exercise of a power of sale under a deed of trust or otherwise, Tenant shall attorn to such transferee of Landlord and recognize such transferee as Landlord under this Lease. In die event of such a transfer of Landlord's interest hereunder, then from and after the effective date of such transfer, Landlord shall be released and discharged from any and all obligations under this Lease except those already accrued.

SECTION 8.05 ATTORNEY-IN-FACT: Tenant, upon request of any party in interest, shall promptly execute such instruments and certificates to carry out the intent of Sections 8.02, 8.03 and 8.04 hereof as shall be requested by Landlord. Tenant hereby irrevocably appoints Landlord as Attorney-in-Fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments or certificates , if, in fifteen (15) days after the date of a written request by Landlord to execute such instruments, Tenant shall not have executed the same.

SECTION 8.06 SUCCESSORS: All of the terms covenants and conditions hereof shall be binding upon and inure to the benefit of The heirs, executors, administrator, successors and assigns of die parties hereto, provided that nothing in this Section 8.06 shall be Deemed to permit any assignment, subletting, occupancy or use contrary to the provisions of this Article VIII.

                                   ARTICLE IX

                              DEFAULT AND REMEDIES

SECTION 8.06 EVENTS OF DEFAULT BY TENANT: Each of the following events shall be an event of default hereunder by Tenant and a breach of this Lease.

         (a) The failure by Tenant to pay Landlord any rent or other charges pursuant to any provision of this Lease, as and when the same shall become due and payable: or

         (b) The failure by Tenant to perform or observe any of the other agreements, terms, covenants or conditions hereof if such nonperformance or nonobservance continues for a period of (15) days after notice thereof by Landlord to Tenant or, if such performance or observance cannot be had within such fifteen (15) day period then if Tenant has not in good faith commenced such performance within fifteen (15) day period and does not diligently proceed therewith to completion; or

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

         (c) The filing by or against Tenant in any court pursuant to any statute of the United States or of any slate a petition in bankruptcy; or

         (d) The transfer of Tenant's interest in this Lease to any person, firm, or corporation other than Tenant, whether voluntarily or By operation of law, except in the manner expressly permitted in this Lease or any subsequent amendment thereto; or

         (e) Except for takings contemplated by Article X hereof, the taking by any person of the leasehold created hereby, or any part thereof, by execution, attachment or other process of law; or

         (f) Vacating or abandoning the Premises by Tenant at any time during the term hereof for a period in excess of fourteen (14) consecutive days.

SECTION 9.02 REMEDIES ON DEFAULT: Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law. These remedies are subject to the provisions of the Bankruptcy Code of the United States and any other law in effect at the time of default to the extent required by such law.

Landlord can continue this Lease in full force and effect in such case, the Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises including, without limitation, broker's commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the date the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Paragraph shall terminate this Lease unless Landlord notifies tenant that landlord elects to terminate this lease. After Tenant's default and for as long as Landlord does nor terminate Tenant's right to possession of the Premises if Tenant obtains Landlord's consent Tenant shall have the right to assign or sublet its interest in this lease, but Tenant shall not be released from liability. Landlord can terminate Tenant's right to possession of the premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant: The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this lease: The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided: The worth, at the rime of the award, of the amount by which the unpaid rent for the balance of the rent after the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided. Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The worth, at the time of the award", as used in Subdivisions (I) and (2) of this subparagraph @) is to be computed by allowing interest at the maximum rate allowed by applicable usury law at that rime, or if there is not such maximum, at eighteen percent (18%) per annum. The worth at the time of the award", as referred to in Subdivision (3) of subparagraph (b) is to be computed by discounting the amount at the discount

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1 %). For purposes of this clause, the rent due for any calendar month after reentry by Landlord shall be deemed to be the highest average monthly rent, including any additional rent and other charges, which shall have been payable for any consecutive twelve month period prior to such reentry.

         (a) Landlord shall have the right to have a receiver appointed to collect rent and conduct Tenant's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this lease.

         (d) In the event of Tenant's default and Landlord's reentering of the Premises. Tenant agrees to pay to Landlord, as an additional item of damages, the cost of repairs, alterations, redecorating, lease commissions and Landlord's other expenses incurred in reletting the Premises to a new Tenant.

         (e) Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

SECTION 9.03 WAIVER: No act of Landlord shall be a waiver by Landlord of any breach of any term, covenant or condition herein contained except an express, written waiver, or as otherwise specifically stated herein. Any such waiver shall not be deemed to be a waiver of such term, covenant or condition itself or any subsequent breach of the same or of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by' Tenant of any term, covenant or condition of the Lease other than the failure of Tenant to pay particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises and accomplish a termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

SECTION 9.04 ATTORNEY'S FEES: (a) In the event of any action at law or in equity (including but not limited to specific performance) between Landlord and Tenant arising out of this Lease or to enforce any of the provisions or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs, including investigation costs and similar expenses and including reasonable attorney's fees incurred therein by such successful party, and if such successful party shall Recover judgment in any such action or proceeding, such costs, expenses and attorney's fees shall be included in and as part of such judgment.

If either party to this Lease becomes a party to any litigation concerning this Lease, the Premises, or the Building, by Reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that Becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to Become involved in the litigation shall be liable to that party for reasonable attorney's fees and court costs incurred by it in the litigation.

SECTION 9.05 HOLDING OVER: If Tenant continues in possession of the Premises after the expiration or any sooner termination of the lease term, said holding over shall, at Landlord's option be construed to be a tenancy from day to day.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

Tenant agrees to pay Landlord for each day Tenant holds over rent equal to 150% of the total rent and other charges which Tenant was obligated to pay during the twelve (12) months preceding such termination or expiration prorated on the basis of a 360 day year, plus all damages sustained by Landlord by reason for such retention. In the event of any unauthorized holding over, tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises covered hereby effective upon the termination of this Lease. Such tenancy shall be under the terms and conditions specified in this Lease, so far as applicable. Nothing contained herein shall constitute a consent by Landlord to Tenant's continued possession following the expiration or other terminations of this Lease, and nothing contained in this Section shall limit Landlord's rights and remedies as provided by law or elsewhere in this Lease.

SECTION 9.06 EXPENDITURES BY LANDLORD: Whenever, under any provision of this Lease, Tenant is obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as required and such failure, refusal or neglect continues for a period of ten (10) days (or such shorter time as may elsewhere be provided for in this lease) after written notice thereof from Landlord to Tenant, Landlord shall be entitled but shall not be obligated to make any such payment or expenditure, or do any such act or thing or to incur any such liability, all on behalf of, at the cost and/or the account of Tenant, and in such event the amount thereof, reasonable attorneys' fees and expenses incurred by Landlord, and interest at the maximum rate allowable by applicable usury law (or if there is no such maximum al eighteen percent (18%) per annum) shall be deemed additional rent hereunder and shall be immediately due and payable upon notice to Tenant in writing.

                                    ARTICLE X

                                  CONDEMNATION

SECTION 10.01 TAKING OF PREMISES: If the whole or any part of the premises hereby demised shall be taken or Condemned by any competent authority under power of eminent domain for public or quasi public use or purpose, then, at the Landlord's option to be exercised by written notice to be given by the Landlord to the Tenant, the term hereby granted shall cease from time to time when possession of the part so taken shall he required for public or quasi public use or purpose, and any condemnation award shall be apportioned between Landlord and Tenant in accordance with their interest. The current rent in such case shall be apportioned.

SECTION 10.02 WAIVER: Each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 or any similar statute allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

SECTION 10.03 SALE IN LIEU OF CONDEMNATION: For the purposes of this Article X the voluntary sale or conveyance in lieu of condemnation, or transfer of all or a portion of the Building in avoidance of condemnation, hut under a threat of condemnation, shall be deemed an appropriate caking under the power of eminent domain.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

                                   ARTICLE XI

                                    SURRENDER

SECTION 11.01 SURRENDER AT END OF TERM: At the expiration or sooner termination of the Lease, Tenant shall surrender the Premises and all improvements and alterations made thereto in good condition, reasonable use and wear thereof and damage by the elements, by fire or by earthquake excepted, except for alterations and improvements that Tenant is obligated to remove under the provision of this Lease. Tenant shall remove all of its trade fixtures and personal property before surrendering the Premises as aforesaid and shall repair any damage to the Premises caused thereby. Tenant's obligation to observe or perform this covenant shall Survive the expiration or sooner termination of this lease.

SECTION 11.02 VOLUNTARY SURRENDER: The voluntary or other surrender of this Lease by Tenant, or mutual cancellation thereof shall not work as a merger but shall, at the option of Landlord, terminate any or all existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01 ACCESS BY LANDLORD: Landlord shall have the right at all reasonable times during the term of this Lease enter the premises for any appropriate purpose, including without limitation, the purpose of examining or inspecting the same, providing services or maintenance, or making such repairs or alterations thereon as Landlord shall deem necessary, post notices of non-responsibility for alterations, additions or repairs, show the Premises to prospective purchasers or tenants. Landlord shall have such right of entry and the right to fulfill the purpose thereof without any rebate of rent to Tenant for ally loss of Occupancy or quiet enjoyment of the Premises thereby occasioned.

SECTION 12.02 RULES AND REGULATIONS: Any rules and regulations which have been or may be promulgated by Landlord are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same after notice thereof. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in like manner as if the same were contained herein as covenants and conditions. Landlord reserves the right from time to time to amend or supplement said rules or regulations and to adopt additional rules and regulations applicable to the Premises and to the Building. Landlord shall have no obligation to Tenant as a result of the violation of any such rules by any other person.

SECTION 12.03 TIME: Time is of the essence of this lease and of each and every one of the provisions herein contained except in respect to delivery of possession of the Premises to Tenant.

SECTION 12.04 ENTIRE AGREEMENT: This Lease, the attachments thereto, and Landlord's rules and regulations made pursuant to Section 12.02 hereof set forth all the covenants, agreements and conditions between Landlord and Tenant concerning the Premises and there are no other covenants. promises, agreements, conditions or understandings either oral or written between them. No subsequent alteration, amendment, change or addition to the Lease (other than revisions to rules and regulations pursuant to Section 12.02) shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

This Lease shall not be binding and in effect until a counterpart hereof has been executed and delivered by the parties each to the other.

This Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, representative, successors or assigns, provided that this lease shall not inure to the benefit of any assignee pursuant to an assignment which is not in compliance with the terms of this Lease.

SECTION 12.05 NOTICES: Any and all notices or demands by or from Landlord to Tenant or Tenant to Landlord, shall be in Writing. They shall be served either personally or by first class mail. If served personally, service shall be conclusively deemed to he Made at the time of service. If service is by first class mail, service shall be conclusively deemed to have been made forty-eight
(48) hours after tire deposit thereof in the United States Mail, postage prepaid, addressed to the party to whom such notice or demand is to he given, as hereinafter provided. Any notice or demand shall be addressed to Tenant at the address set forth for Tenant in the Schedule of Terms, and to landlord at such address as Landlord may from time to time designate by written notice to Tenant, or in the absence of such designation, at the following address: 520 SOUTH EL CAMINO REAL, SUITE 900, SAN MATEO, CA 94402.

SECTION 12.06 CAPTIONS: The headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

SECTION 12.07 BROKERS' COMMISSIONS: Tenant represents and warrants that there are no claims for brokerage Commissions or finders fees arising from Tenant's activities in connection with Tenant's execution of this Lease, and Tenant agrees to Indemnify and defend Landlord against, and hold him harmless from, all liabilities arising from any such claim.

SECTION 12.08 APPLICABLE LAW: The Laws of the State of California shall govern the validity, performance and enforcement of this Lease.

SECTION 12.09 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, walkouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substance therefore, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of (he party obligated to perform. shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other charge to be paid by Tenant pursuant to the Lease.

SECTION 12.10 PARTIAL INVALIDITY: If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease shall not be effected thereby and each term, covenant and condition shall be valid and enforced to the fullest extent possible permitted by law.

SECTION 12.11 TENSE, NUMBER AND GENDER: Each number, tense and gender used in this Lease shall include any other tense, number or gender where the context and the parties hereto or this context and references therein shall require. If Tenant shall consist of more than one person, all of the terms, covenants and conditions of the Lease shall be joint and several as to Tenant.

SECTION 12.12 TENANT IMPROVEMENTS: Tenant agrees to move into the Premises in its "as is" condition with no Tenant improvement work required.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

SECTION 12.13 PARKING: Eight (8) non-reserve parking permits will be provided to Tenant for the full term of the Lease at the parking rate of $65 per month each permit. The non-reserve parking spaces are available on a first-come basis in the lower level garage or the street level parking lot.

SECTION 12.14 SQUARE FOOTAGE: Any statement of square footage set forth in this lease that may have been used in calculating rent or Tenant's other monetary obligations is an approximation. Landlord and Tenant agree that said approximation and reasonable and the rent based thereon is not subject to revision whether or not the actual square footage is more or less.

SECTION 12.15 ATTACHMENTS: The following are attachments to this Lease and are hereby incorporated by reference herein.


                         Rider "A" Rules and Regulations

         IN WITNESS WHEREOF, the parties hereto have, executed this Lease or, as the case may be, have caused their officers or agents thereunto duly authorized to execute this Lease, in duplicate as of the day and year set forth in (he Schedule of Terms.


LANDLORD: WESTLAKE DEVELOPMENT CO., INC.    TENANT: FIRST NATIONAL BANK OF
                                            NORTHERN CALIFORNIA

By: /SS/ STEVE SHU                          By: /SS/ PAUL B. HOGAN
   -------------------------------------       ---------------------------------
   Steve Shu-General Manager                   Paul B. Hogan-President & C.O.O.


Date:  4/28/00                              Date:  4/24/00
     -----------------------------------         -------------------------------

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

                                     Rider A
                              RULES AND REGULATIONS
                    ATTACHED TO AND MADE A PART OF THIS LEASE

1. Except with prior written consent of the Landlord, no Tenant shall sell, or permit the sale at retail of newspapers, magazines, periodicals, or theater tickets, in or from the demised premises, nor shall any Tenant carry on, or permit or allow any employee or person to carry on, the business of stenography, typewriting or any similar business in or from the demised premises for the service or accommodation of occupants of any other portion of the building, or any manufacturing of any kind, or the business of a public barber shop, beauty parlor, or a manicuring and chiropodist business, or any business other than that specifically provided for in the Tenant's lease.

2. No Tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services. or accept barbering or bootlacking services in the demised premises, except from persons authorized by the Landlord, and at hours and under regulations fixed by the Landlord.

3. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective demised premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the building and its Tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. No Tenant and no employees of any Tenant shall go upon the roof of the building without the written consent of the Landlord.

4. The sashes, sash doors, windows, glass lights, and any lights, or skylights that reflect or admit light into the halls or other places of the building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall he borne by the Tenant who, or whose clerks, agents, servants, or visitors. shall have caused it.

5. No sign, advertisement or notice, visible from the exterior of the demised premises shall be inscribed, painted or affixed by the Tenant on any part of the building or the demised premises without the prior written consent of the Landlord. If the Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way as a waiver or release of any of the provisions hereof or of this Lease and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. If the Landlord. by a notice in writing to the Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with any window or door of the demised premises, such use of such curtain. Blind, shade or screen shall be forthwith discontinued by the Tenant. No awnings shall be permitted on any part of the demised premises.

6. The Tenant shall not do or permit anything to be done in the demised premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the building or on the property kept therein, or obstruct or interfere with the rights of other Tenants, or in any way injure or

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------
annoy them; or conflict with the regulations of the Fire Department or fire laws, or with any insurance policy upon the building, or any part thereof; or with ally rules and ordinances established by the Board of Health or other governmental authority.

7. No safes or other objects larger or heavier than the freight elevators of the building are limited to carry shall be brought into or installed on the demised premises. The Landlord shall have power to prescribe the weight and position of such safes or other objects, which shall, if considered necessary by the Landlord, stand on three-inch thick wood strips to distribute the weight, The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the building and the persons employed to move safes in or out of the building must he acceptable to the Landlord. No freight, furniture or bulky matter of any description shall be received into the building or carried into the elevators except during hours and in a manner approved by the Landlord.

8. The Landlord shall clean the demised premises and. except with the written consent of the Landlord, no person or persons other than those approved by the Landlord will be permitted to enter the building for such purpose, but the Tenant shall not cause unnecessary labor by reason of the Tenant's carelessness and indifference in the preservation of good order and cleanliness.

9. No Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substance into any of the corridors or halls, elevators, or out of the doors or stairways of the building. and the Tenant shall nor use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, no shall any animals or birds be kept in or about the building.

10. No cooking shall be done or permitted by any Tenant on the demised premises, nor shall offices in the building be used fur the storage of merchandise or for lodging.

11. The Tenant shall not use or keep in the building any kerosene, gasoline, or inflammable fluid or any other illuminating material or use any method of heating other than that supplied by the Landlord.

12. If the Tenant desire telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from the Landlord.

13. Each Tenant upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

14. No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the demised premises in any manner except by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the demised premises. shall be subject to approval by the Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by the Tenant whom, or by whose agents, clerks, employees, or visitors, the damage shall have been caused.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------

15. No furniture, packages or merchandise will be received in the building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by the Landlord.

16. On Sundays and legal holidays, and on other days between the hours of 6 p.m. and 8 a.m. access to the building, or to the halls, corridors, elevators or stairways in the building, or to the demised premises may be refused unless the person seeking access is known and has a pass or is properly identified. The Landlord shall in no case be liable for damages for the admission to or exclusion from the building of any person whom the Landlord has the right to exclude under Rule 3 above.

In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and the protection of property in the building.

17. Tenant shall see that the doors of the suite are closed and securely locked before leaving the building and Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the building and that all electricity, gas or air in Tenant's suite shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the building or Landlord.

18. The Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the demised premises without prior written consent of the Landlord. If the Landlord shall give its consent, the Tenant shall in each case furnish the Landlord with a key for any such lock.

INITIAL:  Landlord /si/ SS    Tenant /si/ PBH
                  --------          ---------